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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [ ]

     Filed by a party other than the registrant [X]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material under Rule 14a-12.

                                Printware, Inc.
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                (Name of Registrant as Specified in Its Charter)

                      PYRAMID TRADING LIMITED PARTNERSHIP
                            OAKMONT INVESTMENTS, LLC
                                DANIEL B. ASHER
                                 GARY S. KOHLER
                               ANDREW J. REDLEAF
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                      PYRAMID TRADING LIMITED PARTNERSHIP
                              OAKMONT INVESTMENTS, LLC
                                  DANIEL B. ASHER
                                   GARY S. KOHLER
                                 ANDREW J. REDLEAF
       (The "Shareholders' Committee to Improve Printware Shareholder Value")

                              3033 Excelsior Boulevard
                                     Suite 300
                               Minneapolis, MN 55416
                                Tel. (612) 253-6027

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    Dear Fellow Printware Shareholders:


     We are the Shareholders' Committee To Improve Printware Shareholder Value. We are currently seeking to replace Printware's existing Board of Directors with our own six nominees. We are doing this because we are unhappy with Printware's financial performance, including its declining annual revenues, 1999 operating losses, low stock price, and what we consider to be an excess capital position. We are soliciting your vote because we believe something is wrong at Printware that the current Board of Directors can't or won't fix.


     PLEASE READ OUR ENCLOSED PROXY STATEMENT, AND IF YOU AGREE WITH US THAT PRINTWARE SHAREHOLDERS WILL BE BETTER SERVED BY OUR NOMINEES, PLEASE VOTE THE GREEN PROXY CARD IN FAVOR OF OUR NOMINEES AND IN OPPOSITION TO PRINTWARE'S CURRENT BOARD OF DIRECTORS AT PRINTWARE'S 2000 ANNUAL MEETING.

     We think Printware has changed significantly since it went public in 1996 at $6.00 per share. Since 1996, total annual revenues have fallen in almost every year, from $7.4 million to $4.6 million in 1999. Income from operations, which was $1.3 million in 1996 disappeared completely on an annual basis, falling every single year to a $1.0 million loss from operations in 1999. Management has not delivered the growth that shareholders may have expected. During this four-year period, the Board of Directors has had ample time to address Printware's problems. We do not know if the Board lacks the capability to fix the company, or just doesn't care.

     We do care about Printware's performance, because we are shareholders, and we own 449,200 shares, which is 13.7% of Printware's common stock. We do not have a specific plan to offer you right now, because we do not have all the information that management has available to them. What we are proposing to do is to use our experienced and qualified board nominees to promptly perform a comprehensive review of Printware's operations, capital structure and management in order to identify a course of action to maximize shareholder value. Our board may consider a wide range of possible actions, such as seeking strategic partners to improve product distribution, a merger, sale of assets or other business combination, strategies to improve profitability, the repurchasing of the company's stock by Dutch Auction or open market purchases, and redirecting management resources.

     Our nominees for election are:

     -  Charles Bolger, CEO of Bolger Publications, Inc.

     -  Stanley Goldberg, Managing Partner of Goldmark Advisors, LLC

     - Gary S. Kohler, portfolio manager and director of equity research at Whitebox Advisors, LLC and a member of the Committee

     - Roger C. Lucas, Vice Chairman and Senior Scientific Advisor to Techne Corporation

     -  Douglas M. Pihl, President and CEO of Mathstar, Inc.

     - Andrew J. Redleaf, founder and CEO of Whitebox Advisors, LLC and a member of the Committee
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     We don't think Printware's management or Board of Directors care about shareholder value. In response to our initial filing to commence this proxy contest, Printware filed a preliminary proxy statement where it disclosed that Printware may consider expanding the scope of the golden parachute agreement for its CEO and adding a golden parachute agreement for one of its Vice Presidents who does not currently have one. We see no business purpose for such action other than management entrenchment.

     Printware had $7.5 million of cash and available for sale securities at the end of 1999. Printware does not appear to us to need all of this money, as explained in our Proxy Statement. If Printware's cash and available for sale securities position is determined by our nominees to be excessive, we may ask our nominees to consider returning some portion of the excess to shareholders in a fair manner.

     We are presenting two proposals for consideration at Printware's 2000 Annual Meeting: A proposal to set the size of the Board of Directors to six members and a proposal to elect our six director nominees to Printware's Board. TO ENABLE US TO VOTE YOUR SHARES, PLEASE VOTE IN FAVOR OF OUR TWO PROPOSALS ON THE ENCLOSED GREEN PROXY CARD AND RETURN IT BACK TO US. If you have already returned a WHITE proxy card and wish to change your vote, you may do so by voting in favor of our two proposals on the enclosed GREEN proxy card. If you are unsure of the status of your proxy, contact your broker.

     The Annual Meeting was originally scheduled for April 13, 2000. However, Printware announced that it had adjourned the Annual Meeting to April 20, 2000, at 3:30 p.m. and that on or before April 20, Printware hopes to be able to announce a definitive meeting date when business will be conducted. We will use proxies solicited from you to vote at the adjourned and reconvened Annual Meeting.

     IF YOU HAVE ANY QUESTIONS, PLEASE CALL MR. RICK GRUBAUGH AT OUR PROXY SOLICITOR, BEACON HILL PARTNERS, INC., 90 BROAD STREET, NEW YORK, NY 10004 AT 1-800-755-5001.

     Thank you for your consideration.

On behalf of the Committee:

[/s/ Gary S. Kohler]
Gary S. Kohler

April 19, 2000

[/s/ Andrew J. Redleaf]
Andrew J. Redleaf